      As filed with the Securities and Exchange Commission on June 7, 1996
                                               Registration No.
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             DAW TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                  Utah                                   87-0464280
   (State or other jurisdiction of                    (I.R.S. employer
    incorporation or organization)                 identification number)
                              ____________________


                                                        David R. Grow
            2700 South 900 West                   Chief Financial Officer,
           Salt Lake, Utah  84119                 Secretary and Treasurer
               (801) 977-3100                      DAW TECHNOLOGIES, INC.
     (Address, including zip code,and               2700 South 900 West
   telephone number, including area code,       Salt Lake City, Utah  84119
 of registrant's principal executive offices)         (801) 977-3100
                                              (Name, address, including zip
                                               code, and telephone number,
                                              including area code, of agent
                                                         for service)
                             _____________________

                                  COPIES TO:
                            Richard G. Brown, Esq.
                     KIMBALL, PARR, WADDOUPS, BROWN & GEE
                      185 South State Street, Suite 1300
                          Salt Lake City, Utah 84111
                                (801) 532-7840

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------
      TITLE OF EACH CLASS              AMOUNT      PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
         OF SECURITIES                 TO BE        OFFERING PRICE        AGGREGATE OFFERING     REGISTRATION
       TO BE REGISTERED            REGISTERED (1)    PER SHARE (2)             PRICE (2)              FEE
- --------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value         54,750            $5.94                 $325,215               $113
- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement covers any additional shares of Common Stock which may become issuable by virtue of the anti-dilution provisions of the Options.
(2) Estimated based upon the average of the high and low sale price of the Common Stock on June 3, 1996, as reported on The NASDAQ Stock Market/National Market System pursuant to the provisions of Rule 457(g) and Rule 457(c).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

                              DAW TECHNOLOGIES, INC.

                          54,750 SHARES OF COMMON STOCK

     This Prospectus relates to 54,750 shares of Common Stock, $0.01 par value (the "Common Stock"), of Daw Technologies, Inc. (the "Company" or "Daw") which are issuable upon the exercise of certain outstanding options (the "Options") and which may be offered for sale from time to time for the account of H & M Capital Investments, Inc. (the "Selling Shareholder").
For information on the Selling Shareholder, see "Selling Shareholder."

     The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Shareholder. The proceeds from the exercise of the Options, if any, will be received by the Company. See "Use of Proceeds."

     Distribution of the shares of Common Stock by the Selling Shareholder may be effected from time to time in one or more transactions (which may involve block transactions) on The NASDAQ Stock Market/National Market System or any other exchange or automated quotation system on which the Common Stock may then be listed, in privately negotiated transactions, in the over-the-counter market, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. The Selling Shareholder may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or purchasers of shares of Common Stock for whom they act as agent (which compensation may be in excess of customary commissions). The Selling Shareholder and any agents, broker-dealers or underwriters that participate in the distribution of the Common Stock may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities
Act"), and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting discounts.

     The Company's Common Stock trades on The NASDAQ Stock Market/National Market System ("NASDAQ"). On June 3, 1996, the closing price of the Common Stock on NASDAQ was $5.75 per share.

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SHARES OF COMMON STOCK.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
          HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                 TO THE CONTRARY IS A CRIMINAL OFFENSE.

All expenses of the registration of securities covered by this Prospectus are to be borne by the Company, except that the Selling Shareholder will pay all underwriting discounts and selling commissions, if any, and any legal fees incurred by them.

             The date of this Prospectus is ______________, 1996

     NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the
"Securities Act"), a Registration Statement on Form S-3 (the "Registration Statement") with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information pertaining to the Company and the Common Stock, reference is hereby made to the Registration Statement, including the exhibits thereto, which may be obtained from the Public Reference Section of the Commission at the address set forth below. Statements contained in this Prospectus regarding the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document incorporated or deemed to be incorporated by reference in, or filed as an exhibit to, the Registration Statement, each such statement being qualified in all respects by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-21818) are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

          (b) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996.

          (c) The description of the Company's Common Stock, $0.01 par value, contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed under the Exchange Act for the purpose of updating such description.

     All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock shall be deemed to be incorporated by reference herein. Any statement contained in a document incorporated by reference herein, unless otherwise indicated herein, speaks as of the date of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates by reference the foregoing documents which are not presented herein or delivered herewith. The Company will provide without charge to each person to whom a Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this Prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be directed to Sharon Madden, Director of Shareholder Relations, Daw Technologies, Inc., 2700 South 900 West, Salt Lake City, Utah 84119 (telephone (801) 977-3100).

                               THE COMPANY

     The Company is a supplier of ultra-clean manufacturing environments, or cleanrooms, to the semiconductor industry. The Company designs, engineers, manufactures, installs and services all principal component systems for advanced cleanrooms. The Company is a single-source provider of the entire cleanroom, providing make-up and recirculating air handling systems, ceiling systems, wall systems and floor systems. The Company also provides its customers with services to integrate the design, installation and servicing of cleanrooms, including architectural engineering and design, installation, testing, certification, tool fit-up, and continuing on-site service and support. The Company believes its integrated approach enables customers to benefit from accelerated cleanroom design and installation, simplified project control, single-source performance certification and cost effectiveness.

     Cleanrooms are critical to the semiconductor manufacturing process. Process yields are highly dependent upon controlling contamination levels and other environmental variables. These variables include particulates, humidity, gasses, vibration, temperature and electro-magnetic fields. To be competitive, semiconductor manufacturers must meet increasingly stringent standards for cleanliness and environmental control in their fabrication facilities ("fabs"). Moreover, because of shorter product life cycles and competitive pressures, semiconductor manufacturers are demanding that new cleanrooms be operational more quickly. The Company believes its advanced systems and integrated solution allow it to effectively address the requirements of efficient cleanroom design and installation.

     The Company's principal customers are semiconductor manufacturers.   The
Company has sold its component systems and cleanrooms to many of the world's leading semiconductor manufacturers. A major component of the Company's strategy is to develop long-term strategic relationships with such manufacturers. In addition, the Company sells component systems and
cleanrooms to other manufacturers requiring ultra-clean environments.   The
Company's principal executive offices are located at 2700 South 900 West, Salt Lake City, Utah 84119 (telephone (801) 977-3100).

                                RISK FACTORS

     THE PURCHASE OF THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AMONG OTHERS SET FORTH IN THIS PROSPECTUS, BEFORE MAKING A DECISION TO PURCHASE THE COMMON SHARES OFFERED HEREBY.

DEPENDENCE ON SEMICONDUCTOR INDUSTRY; CYCLICALITY OF SEMICONDUCTOR INDUSTRY

     The Company's products and services are sold primarily to companies in the semiconductor industry. Major cleanroom expenditures generally occur in conjunction with the initial construction or substantial renovation of a semiconductor fabrication facility. Accordingly, the Company's business depends in large part upon the capital expenditures of semiconductor manufacturers, which in turn depend upon the current and anticipated demand for integrated circuits and products utilizing integrated circuits. The semiconductor industry is highly cyclical and has historically experienced periodic downturns, which often have had a severe adverse effect on capital expenditures by semiconductor manufacturers. Although in recent years the semiconductor industry has experienced significant growth, during the fourth quarter of 1995 and the first quarter of 1996, there have been certain events that would indicate the industry could be currently in a cyclical downturn. Any such a downturn could result in reduced capital spending by semiconductor companies and the cancellation, reduction or delay of certain contracts already awarded, and could have an adverse effect on the Company's revenues, margins and operating results. The Company has experienced one contract reduction in the first quarter of 1996, and there can be no assurance that the Company's operations will not be further adversely affected by any such cyclical downturn. In addition, a majority of the Company's revenues has been historically generated from North American customers, and the Company's operations could be adversely affected by a reduction in spending by North American customers. Although the Company is focusing on increasing its business in Asia, the location where the Company expects the most significant growth in the semiconductor industry, there can be no assurance that the Company will be successful in penetrating this market.

RELIANCE ON FEW CUSTOMERS

     In the past, the Company has typically had one to five significant customers in each year which accounted for more than ten percent of revenues; these customers do not necessarily remain significant in subsequent years. The number of companies requiring substantial new or renovated cleanrooms for semiconductor manufacturing at any one time is relatively small, increasing the Company's dependence on any significant customer or contract. Although the composition of the Company's largest customers has changed from year to year, revenues from the Company's top five customers in each of 1995, 1994, and 1993 have accounted for approximately 52%, 72% and 77%, respectively, of the Company's total sales. Revenues from the Company's top two customers in each of 1995, 1994, and 1993 accounted for approximately 23%, 45%, and 62%, respectively, of the Company's total sales. A reduction, delay, or cancellation of orders from one or more of its significant customers, or the loss of one or more of such customers, could have a material adverse effect on the Company's operating results.

MANAGEMENT OF GROWTH

     The Company is undergoing a period of rapid growth and has experienced a period of rapid expansion of its operations. The Company's revenues increased by approximately 57% from 1993 to 1994 and 48% from 1994 to 1995. This growth has resulted in the need for additional capacity (including facilities and skilled employees), new and increased responsibilities for management personnel, and added pressures on the Company's operating and financial systems. During the past two years, the Company's gross margins and profit margins, as a percentage of revenues, have decreased as the expansion of the Company's manufacturing capacity during this period created manufacturing inefficiencies, project delays and overruns resulting in higher than expected cost of contracts. There can be no assurance that the Company's operations will not be similarly affected by future expansion of its operations or that management can restore gross margins and profit margins to their previous levels.

     If the Company continues to grow, the additional growth will place additional burdens on management to manage the growth and increase or maintain the Company's profitability. Additional growth may require the Company to recruit and train additional management personnel in the areas of corporate management, project management and accounting as well as additional research and development and operational staff. Competition for such personnel in the Company's industry is high, and there is no assurance that management will be able to successfully recruit and hire qualified management personnel. The Company's financial results depend in significant part on its ability to manage the further expansion of its operations and to continue to implement, improve and expand its systems, procedures and controls. Failure to adequately manage the Company's rate of growth could adversely affect the Company's ability to meet customer expectations and delivery requirements and to provide a high level of service, which could have an adverse effect on the Company's operations. In addition, there can be no assurance that the Company will be able to sustain this growth or that the Company will be able to generate any significant growth in revenues or profitability.

FINANCING FUTURE GROWTH AND OPERATIONS

     The Company's future growth and operations are dependent upon a number of factors including the availability of sufficient working capital or suitable outside financing to support such growth and/or to finance its operations. There can be no assurance, however, that the Company's working capital will be sufficient to support such growth and/or finance its operations, or that the Company will be able to obtain outside financing on terms favorable to the Company, if at all. To the extent the Company is unable to obtain necessary financing, the Company's operations, future growth and product development could be adversely affected.

RAPID TECHNOLOGICAL CHANGE

     The semiconductor industry is marked by rapid changes in technology.
Any changes in manufacturing techniques or underlying semiconductor technology may require a corresponding change in the Company's cleanroom systems. Changes in manufacturing techniques may also affect cleanroom design and efficiency requirements. The changes required of the Company's products may require quantitative changes in the number and size of particles allowed in the cleanroom, in addition to qualitative changes to protect the manufacturing process from radiation, impure gasses or other non-particulate contamination. Potential increasing use of mini-environments or SMIF ("Standard Mechanical Interface") tools within the cleanroom will also affect cleanroom design. There can be no assurance, however, that the Company will be able to adapt to technological change in the industry. In addition, there can be no assurance that the Company's competitors will not develop enhancements to or future generations of competitive products that will offer superior performance or features and render the Company's products uncompetitive. Failure to adapt to changes in the industry or to develop and introduce product enhancements or to gain customers' acceptance of such products in a timely fashion would harm the Company's competitive position.

COMPETITION

     The cleanroom industry is intensely competitive. The Company faces, and expects to continue to face, intense competition from other manufacturers of cleanroom components and other integrators of cleanroom systems. There can be no assurance that developments by others will not render the Company's products or technologies obsolete or uncompetitive. Many of the Company's competitors and potential competitors have substantially greater capital resources, manufacturing and marketing experience, research and development staffs, sales forces and manufacturing facilities than the Company. The Company strategy to position itself as an integrated supplier of cleanroom systems is somewhat unique in the industry and results in competition both with other component suppliers and with system integrators who do not manufacture components. If the Company experiences success in marketing its integrated approach, there can be no assurance that its competitors will not duplicate such approach, through acquisitions, affiliations, internal development or otherwise.

INTERNATIONAL BUSINESS

     Approximately 37%, 7% and 15% of the Company's revenues in 1995, 1994 and 1993, respectively, were attributable to sales outside North America. The Company expects that international sales will represent an increasingly significant portion of its total revenues in the future. Sales to customers outside North America are subject to risks, including exposure to currency fluctuations, the imposition of governmental controls, the need to comply with a wide variety of foreign and U.S. export laws, political and economic instability, trade restrictions, changes in tariffs and taxes, longer payment cycles typically associated with foreign sales, the greater difficulty of administering business overseas and general economic conditions. Although to date the Company's results of operations have not been adversely affected by foreign currency exchange rate fluctuations, there can be no assurance that the Company's results of operations will not be adversely affected by foreign currency fluctuations in the future. The Company has attempted to invoice substantially all of its Asian sales in United States dollars, which may adversely affect the Company's competitiveness in that market. The Company's attempts to hedge against possible foreign currency fluctuations on contracts denominated in local currencies may not be successful.

PATENTS AND OTHER INTELLECTUAL PROPERTY

     The Company's success depends in part on its intellectual property. While the Company attempts to protect its intellectual property through patents, copyrights, trade secrets, and non-disclosure agreements, it believes that its success will depend to a greater degree upon innovation, technological expertise, and the ability to quickly adapt to and deliver new technology. The Company currently holds several United States patents and has one United States patent application pending. There can be no assurance that the Company will be able to protect its technology or that competitors will not be able to develop similar technology independently. No assurance can be given that the claims allowed on any patents held or acquired by the Company will be sufficiently broad to protect the Company's technology. In addition, no assurance can be given that any existing or future patents issued to the Company will not be challenged, invalidated, or circumvented or that the rights granted thereunder will provide competitive advantages to the Company. The Company's results of operations could be adversely affected by the occurrence of any such event. Moreover, the Company may be forced to incur significant costs to defend its patent rights. In addition, although the Company believes that its products do not infringe any valid existing proprietary rights of others, there can be no assurance that third parties will not assert infringement claims in the future. There also may be pending patent applications or issued patents of which the Company is not aware that the Company may need to license or challenge at significant expense. There can be no assurance that any such license would be available on acceptable terms, if at all, or that the Company would prevail in any such challenge.

EFFECT OF FINANCIAL CONDITION ON COMPETITIVENESS

     The Company attempts to market its cleanrooms, in part, on the premise that the Company can provide an integrated cleanroom solution from design through installation and certification. The Company believes that one of the factors potential customers will consider in determining whether to delegate responsibility for the cleanroom to the Company is the Company's financial condition which affects the customer's perception of the Company's ability to perform its contracts and stand behind its products. In the past, the Company's financial condition may have hampered its ability to be named as the integrated cleanroom supplier. The Company is required to post surety bonds as a condition to bid for and obtain many of its contracts. The Company's ability to obtain bonding is dependent upon, among other things, its sureties' analysis of the Company's financial condition. The Company believes that it has been limited in obtaining surety bonds in the past due to the amount of its stockholders' equity and working capital. Although the Company has substantially increased its stockholders' equity through equity offerings and retention of earnings, the Company's ability to bid for and obtain large contracts may be limited in the future.

CONTROL BY MANAGEMENT

     The officers and directors of the Company, together with certain family members, beneficially own a majority of the Company's Common Stock. Even if all currently outstanding options are issued and exercised, such persons will, in all likelihood, continue to control the election of the Company's Board of Directors and determine corporate actions requiring shareholder approval.

RETENTION AND RECRUITMENT OF KEY PERSONNEL

     The Company is highly dependent on the principal members of its management and technical staff, the loss of whose services might impede the ability of the Company to compete. In addition, the Company's ability to recruit and retain highly qualified technical and management personnel is critical to its success. Although the Company believes it will be successful in recruiting and retaining skilled and experienced management and technical personnel, there can be no assurance that the Company will be able to recruit and retain such personnel on acceptable terms, given the competition between numerous manufacturing and semiconductor-related companies. The Company has not obtained key man life insurance on any of its management or technical personnel other than Ronald W. Daw. In addition, it is anticipated that the growth of the Company will require the employment of additional management and engineering personnel. The failure to recruit such personnel could materially adversely affect prospects for the Company's success.

GENERAL RISKS OF BUSINESS

     The cleanroom manufacturing industry is subject to numerous risks including but not limited to, interest rate increases, inflation, government funding limitations, foreign currency fluctuations, tax laws, labor problems, competition and general economic conditions. Although the Company believes that it has developed a reputation for skill and quality in its products and services, it is, and will continue to be, subject to such risks. In addition, there can be no assurance that the Company will be able to operate profitability in the future, that it will be awarded contracts it bids for or that contracts it is awarded will prove to be profitable.

VARIABILITY OF QUARTERLY OPERATING RESULTS

     The Company's revenues and operating results can fluctuate substantially from quarter to quarter depending on such factors as the timing of significant customer orders, the timing of revenue and cost recognition, variations in the mix of products sold, changes in customer buying patterns, fluctuations in the semiconductor equipment market, utilization of capacity, manufacturing productivity and efficiency, availability of key components and general trends in the economy. The procurement process of the Company's customers is typically six to twelve months or longer from initial inquiry to order and may involve competing capital budget considerations, thus making the timing of customer orders uneven and difficult to predict. Any delay or failure to receive anticipated orders could adversely affect the Company's financial performance. A significant portion of the Company's net sales in any quarter is typically derived from a small number of multi-million dollar customer projects involving an upgrade of an existing facility or the construction of a new facility. Customers may cancel or reschedule projects with limited or no penalty. If a customer terminates a project, the Company would typically be entitled to progress payments earned to the date of termination, plus reimbursement of certain costs associated with the contract. Given these factors, the Company expects that quarter to quarter performance will fluctuate for the foreseeable future and consequently that quarter to quarter comparisons may not be meaningful.

DEPENDENCE ON KEY SUPPLIERS

     Certain of the components and sub-assemblies included in the Company's products are obtained from a single supplier or a limited group of suppliers. For example, the Company currently has one supplier which makes the castings for the Company's floor systems, and any product coatings customized for a specific project will generally be supplied by a single paint company. Disruption or termination of these sources could have a temporary adverse effect on the Company's operations. Although the Company may be able to obtain and qualify alternative sources to supply these products, there is no assurance it will be able to do so. A prolonged inability to obtain certain components could have an adverse effect on the Company's operating results and even a temporary delay could cause the Company to miss installation deadlines, and possibly permanently damage customer relationships.

FUTURE SALES OF COMMON STOCK BY EXISTING SHAREHOLDER; POTENTIAL ADVERSE EFFECT ON MARKET PRICE

     Future sales of a substantial number of shares of Common Stock or their availability for sale in the public market could adversely affect the prevailing market price of the Common Stock. The Company currently has 12,337,254 shares of Common Stock outstanding. The Company has entered into a lock-up agreement (the "Lock-Up Agreements") with the owners of 6,134,377 shares of the Company's Common Stock (the "Lock-Up Shares"), pursuant to which the owners of the Lock-Up Shares have agreed to limit the number of shares which may be sold in each 90-day period commencing October 1, 1994 to a maximum of 6.75% of the shares owned by such shareholder as of December 31, 1993 and eligible for resale under Rule 144. The Lock-Up Agreement expires September 30, 1996. Thereafter, there will be no resale restrictions other than those applicable to affiliates of the Company imposed by Rule 144 and other applicable Federal and state securities laws. Future sales of these shares by existing shareholders and sale of shares by other shareholders and option holders could adversely affect the market price of the Common Stock.

VOLATILITY OF STOCK PRICE; NO DIVIDENDS

     The market price of the Company's Common Stock is highly volatile. Announcements concerning the Company or its competitors or regarding the semiconductor industry may have a significant effect on the market price of the Common Stock. The Company has not paid cash dividends on its Common Stock and does not expect to do so in the foreseeable future.

POTENTIAL ADVERSE EFFECT OF AUTHORIZED BUT UNISSUED PREFERRED STOCK ON HOLDERS OF COMMON STOCK; ANTI-TAKEOVER EFFECTS

     The Board of Directors has authority to issue up to 10,000,000 shares of Preferred Stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the shareholders. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company, thereby delaying, deferring or preventing a change in control of the Company. Furthermore, such Preferred Stock may have other rights, including economic rights senior to the Common Stock, and, as a result, the issuance thereof could have a material adverse effect on the market value of the Common Stock. The Company has no present plans to issue shares of Preferred Stock.

OTHER FACTORS

     This Prospectus incorporates by reference various documents filed with the Commission that also contain specific factors and other information that should be considered by prospective purchasers. See "Available
Information" and "Incorporation of Certain Information by Reference."

                               SELLING SHAREHOLDER

     The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by the Selling Shareholder. The Selling Shareholder previously provided financial consulting services to the Company in 1992 and 1993.

                                            OWNERSHIP     SECURITIES      OWNERSHIP    PERCENTAGE
                                            PRIOR TO        BEING          AFTER        OWNERSHIP
      SELLING SHAREHOLDER                   OFFERING       OFFERED        OFFERING      OF CLASS
- -------------------------------             ---------     ----------     ----------    ----------
H & M Capital Investments, Inc.             61,393(1)       54,750          6,643          *

__________________________
*Less than 1%.

(1) Includes 54,750 shares issuable upon exercise of the Options.

                              PLAN OF DISTRIBUTION

     The distribution of the shares of Common Stock by the Selling Shareholder may be effected from time to time in one or more transactions (which may involve block transactions) on The NASDAQ Stock Market/National Market System or any exchange or automated quotation system on which the Common Stock may then be listed, in privately negotiated transactions, in the over-the-counter market, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholder may effect such transactions by selling shares of Common Stock to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or purchasers of shares of Common Stock for whom they may act as agent (which compensation may be in excess of customary commissions).

     In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Selling Shareholder and any broker-dealers, agents or underwriters that participate with the Selling Shareholder in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act, as an underwriter or otherwise.

                               USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Shareholder. The proceeds, if any, received by the Company upon the exercise of the Options will be utilized by the Company for general working capital purposes.

                                LEGAL MATTERS

     Certain legal matters relating to the shares of Common Stock offered hereby will be passed upon for the Company by Kimball, Parr, Waddoups, Brown & Gee, a professional corporation, Salt Lake City, Utah.

                                  EXPERTS

     The financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Grant Thornton LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Future financial statements of the Company and the reports thereon by Grant Thornton LLP also will be incorporated by reference herein in reliance upon the authority of that firm as experts in giving those reports; provided, however, only to the extent that said firm has audited those financial statements and consented to the use of their reports thereon.

                                   PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth expenses in connection with the issuance and distribution of the Common Stock being registered, other than underwriting discounts and commissions, if any, payable by the Selling Shareholder. All of the amounts shown are estimates, except the SEC registration fee.

     DESCRIPTION                                                      AMOUNT
     -----------                                                      ------
SEC registration fee  . . . . . . . . . . . . . . . . . . . .      $    113.00
Accounting fees and expenses  . . . . . . . . . . . . . . . .         3,000.00
Legal fees and expenses . . . . . . . . . . . . . . . . . . .         4,000.00
Miscellaneous expenses  . . . . . . . . . . . . . . . . . . .         1,000.00
                                                                   -----------
     Total  . . . . . . . . . . . . . . . . . . . . . . . . .         8,113.00
                                                                   -----------
                                                                   -----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 16-10a-902 ("Section 902") of the Utah Revised Business Corporation Act (the "Revised Act") provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because he is or was a director of the corporation or is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an "Indemnified Director"), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful; except that (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnified Director in connection with a Proceeding by or in the right of the corporation in which the Indemnified Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnified Director derived an improper personal benefit, whether or not involving action in his official capacity, in which Proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

     Section 16-10a-906 of the Revised Act provides that a corporation may not indemnify a director under Section 902 unless authorized and a determination has been made (by the board of directors, a committee of the board of directors or by the stockholders) that indemnification of the director is permissible in the circumstances because the director has met the applicable standard of conduct set forth in Section 902.

     Section 16-10a-903 ("Section 903") of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a Party because he is or was a director of the corporation, against reasonable expenses (including attorneys' fees) incurred by him in connection with the Proceeding or claim.

     In addition to the indemnification provided by Sections 902 and 903,
Section 16-10a-905 ("Section 905") of the Revised Act provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. On receipt of an application and after giving any notice the court considers necessary, (i) the court may order mandatory indemnification under Section 903, in which case the court shall also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification, or (ii) upon the court's determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in Section 902, the court may order indemnification as the court determines to be proper, except that indemnification with respect to certain Proceedings resulting in a director being found liable for certain actions against the corporation may be limited to reasonable expenses (including attorneys' fees) incurred by the director.

     Section 16-10a-904 ("Section 904") of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by a director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 902, (ii) the director furnishes to the corporation a written undertaking, executed personally or in his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 904.

     Section 16-10a-907 of the Revised Act provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court ordered indemnification under Section 905, in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than the right of indemnification granted to directors, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

     The Registrant's Bylaws provide that the Registrant shall indemnify an individual made a party to a proceeding because he is or was a director of the Registrant, but only if the Registrant has authorized the payment in accordance with Section 16-10a-906 of the Revised Act and a determination has been made that the director (i) conducted himself in good faith; (ii) reasonably believed that his conduct was in, or not opposed to, the Registrant's best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Bylaws also provide the Registrant will not indemnify a director in connection with a proceeding by or in the right of the Registrant in which the director was adjudged liable to the Registrant, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     The Registrant's Restated Articles of Incorporation provide that to the fullest extent permitted by the Revised Act or any other applicable law as now in effect or as it may hereafter be amended, a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for any action taken or any failure to take any action, as a director. The extent to which the Revised Act permits director liability to be eliminated is governed by Section 16-10a-841 of the Revised Act, which provides that the liability of a director may not be eliminated or limited for (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 16-10a-842 of the Revised Act which prohibits unlawful distributions by a corporation to its shareholders; or (iv) an intentional violation of criminal law.

     Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. In addition to the foregoing, the Registrant maintains insurance from commercial carriers against certain liabilities which may be incurred by its directors and officers. The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Registrant.

ITEM 16.  EXHIBITS

REGULATION S-K
  EXHIBIT NO.             DESCRIPTION
- --------------            -----------
    4.1 Restated Articles of Incorporation (incorporated by reference to Exhibit No. 3.1 to the Company's Annual Report on
                  Form 10-KSB for the year ended December 31, 1993)

    4.2 Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1993).

    5             Legal opinion of Kimball, Parr, Waddoups, Brown & Gee

   23.1           Consent of Grant Thornton LLP

   23.2 Consent of Kimball, Parr, Waddoups, Brown & Gee (included in the opinion of counsel filed as Exhibit No. 5 hereto)

     24           Power of Attorney (see page II-5)


ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on June 7, 1996.

                              DAW TECHNOLOGIES, INC.


                              By   /s/  Ronald W. Daw
                                   ------------------------------------------
                                   Ronald W. Daw
                                   Chairman of the Board, President and Chief
                                   Executive Officer


                              POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Ronald
W. Daw and David R. Grow, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Ronald W. Daw                  Chairman of the Board, President,      June 7, 1996
- -----------------------------      and Chief Executive Officer
Ronald W. Daw                      (Principal Executive Officer)

/s/ David R. Grow                  Executive Vice President, Chief
- -----------------------------      Financial Officer, Secretary           June 7, 1996
David R. Grow                      and Treasurer (Principal Financial
                                   Accounting Officer)


/s/ Robert G. Chamberlain          Director                               June 6, 1996
- -----------------------------
Robert G. Chamberlain


/s/ Sterling D. Sessions           Director                               June 7, 1996
- -----------------------------
Sterling D. Sessions


                                EXHIBIT INDEX

REGULATION S-K                                                          SEQUENTIAL SYSTEM
  EXHIBIT NO.       DESCRIPTION                                              PAGE NO.
- --------------      -----------                                         -----------------
    4.1             Restated Articles of Incorporation (incorporated
                    by reference to Exhibit No. 3.1 to the Company's
                    Annual Report on Form 10-KSB for the year ended
                    December 31, 1993)

    4.2             Bylaws of the Company (incorporated by
                    reference to Exhibit No. 3.2 to the Company's
                    Annual Report on Form 10-KSB for the year ended December 31, 1993)

    5               Legal opinion of Kimball, Parr,
                    Waddoups, Brown & Gee

   23.1             Consent of Grant Thornton LLP

   23.2             Consent of Kimball, Parr, Waddoups, Brown
                    & Gee (included in the opinion of counsel filed as Exhibit No. 5 hereto)

     24             Power of Attorney (see page II-5)